EXECUTION VERSION

PLEDGE AGREEMENT

TO: VALLEY NATIONAL BANK as of September 4, 2007

1. Grant of Security Interest. For valuable consideration, the undersigned Loral Space & Communications, Inc., (“Pledgor”), hereby assigns, transfers to and pledges with Valley National Bank (“Lender”), and grants to Lender a security interest in, the following: all money on deposit with Lender in Certificate of Deposit Number 73097055 together with all interest accrued and to accrue thereon (“Collateral”).

2. Obligations Secured. The obligations secured hereby are the payment and performance of: (a) all Obligations of Loral Skynet Corporation (“Borrower”) as such term is defined as set forth in that certain Loan and Security Agreement with Lender of even date, (b) all Obligations guaranteed by Pledgor pursuant to its Continuing Corporate Guaranty of even date (“Guaranty”), guaranteeing the obligations of Borrower under such Loan and Security Agreement, and (c) all other payment obligations of Pledgor pursuant to the Guaranty. Any capitalized term used, but not defined in this Pledge Agreement shall be defined as set forth in the Loan Agreement or Guaranty, as applicable.

3. Termination. This Agreement will terminate upon the indefeasible payment in full of all obligations enumerated in paragraph 2 above.

4. Obligations of Lender. Lender’s obligations with respect to Collateral in its possession shall be strictly limited to the duty to exercise reasonable care in the custody and preservation of such Collateral, and such duty shall not include any obligation to ascertain or to initiate any action with respect to or to inform Pledgor of maturity dates, or any similar matters, notwithstanding Lender’s knowledge of the same. Lender shall not be obligated to take any action with respect to the Collateral requested by Pledgor unless such request is made in writing and Lender determines, in its sole discretion, that the requested action would not unreasonably jeopardize the value of the Collateral as security for the obligations secured hereby. Lender may at any time deliver the Collateral, or any part thereof, to Pledgor and shall deliver all of the Collateral to Pledgor without premium or penalty upon payment in full of the Obligations referred to in paragraph 2.(a), and the receipt thereof by Pledgor shall be a complete and full acquittance for the Collateral so delivered, and Lender shall thereafter be discharged from any liability or responsibility therefor.

5. Representations and Warranties. Pledgor represents and warrants to Lender that: (a) Pledgor is the owner of the Collateral; (b) Pledgor has the exclusive right to pledge the Collateral; (c) the Collateral is free from liens, adverse claims, setoffs, default and defenses, except the lien created hereby; and (d) all statements contained herein and in all documents delivered in conjunction with the opening of the certificate of deposit described above are true and complete in all material respects.

6. Covenants of Pledgor.

(a) Pledgor agrees in general: (i) to indemnify Lender against all losses, claims, demands, liabilities and expenses of every kind arising as a result of or related in any way to Lender’s acceptance of this Agreement; (ii) to pay all costs and expenses, including reasonable attorneys’ fees, incurred by Lender in the realization, enforcement and exercise of Lender’s rights, powers and remedies hereunder; (iii) to execute and deliver such other documents as Lender reasonably deems necessary to create, perfect and continue the security interests contemplated hereby; and (iv) not to change its name or the jurisdiction in which it is registered without giving Lender prior written notice thereof.

(b) Pledgor agrees with regard to the Collateral, unless Lender agrees otherwise in writing: (i) not to permit any lien on the Collateral except in favor of Lender and (ii) not to withdraw any funds from any deposit account pledged to Lender hereunder.

7. Powers of Lender. Pledgor appoints Lender its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Lender’s officers and employees, or any of them, whether or not Pledgor is in default: (a) to exercise all rights, powers and remedies which Pledgor would have, but for this Agreement, with respect to all Collateral; and (b) to do all acts and things and execute all documents in the name of Pledgor or otherwise, deemed by Lender as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.

8. Payment of Premiums, Taxes, Charges, Liens and Assessments. Pledgor agrees to pay, prior to delinquency, taxes, charges, liens and assessments against the Collateral, and upon the failure of Pledgor to do so, Lender at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Lender shall be obligations of Pledgor to Lender, due and payable immediately upon demand, together with interest at the highest rate applicable to Borrower’s Obligations under the Loan Agreement, and shall be secured by the Collateral, subject to all terms and conditions of this Agreement.

9. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement: (a) any Event of Default pursuant to the Guaranty; (b) any impairment in the rights of Lender in any Collateral, or any attachment or like levy thereon; or (c) Lender, in good faith, believes any or all of the Collateral to be in danger of dissipation, commingling, loss or otherwise in jeopardy.

10. Remedies. Upon the occurrence of any Event of Default, Lender shall have the right to declare immediately due and payable all or any obligation secured hereby as enumerated in paragraph 2. Lender shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the UCC or otherwise provided by law or in equity. All rights, powers, privileges and remedies of Lender shall be cumulative. No delay, failure or discontinuance of Lender in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Lender of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. While an Event of Default exists Lender may (a) appropriate the Collateral and apply the same toward repayment of the obligation enumerated in paragraph 2 in such order of application as Lender may from time to time elect; and (b) at any time and at Lender’s sole option, liquidate any time deposits pledged hereunder, whether or not said time deposits have matured and notwithstanding the fact that such liquidation may give rise to penalties for early withdrawal of funds.

12. Statute of Limitations. Until all obligations secured hereby shall have been paid in full, the power of all rights, powers, privileges and remedies granted to Lender hereunder shall continue to exist and may be exercised by Lender at any time and from time to time irrespective of the fact that such obligations or any part thereof may have become barred by any statute of limitations, or that the personal liability of Pledgor may have ceased, unless such liability shall have ceased due to the payment in full of all obligations secured hereunder.

13. Miscellaneous. Pledgor hereby waives any right to require Lender to (i) proceed against Pledgor or any other person, (ii) proceed against or exhaust any security from Pledgor or any other person, (iii) perform any obligation of Pledgor with respect to the Collateral, or (iv) make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any Collateral or Proceeds. Pledgor further waives any right to direct the application of payments or security for any of the obligations enumerated in paragraph 2.

14. Notices. All notices, requests and demands required under this Agreement must be in writing, addressed to Lender at the address and in the manner specified in the Guaranty.

15. Costs, Expenses, and Attorneys’ Fees. Pledgor shall pay to Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Lender’s in-house counsel), expended or incurred by Lender in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Lender or any other person) relating to Pledgor or in any way affecting any of the Collateral or Lender’s ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Pledgor with interest from the date of demand until paid in full at a rate per annum equal to the highest rate applicable under the Loan Agreement.

16. Successors, Assigns, Amendment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties, and may be amended or modified only in a writing signed by Lender and Pledgor.

17. Severability of Provisions. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

18. WAIVER OF JURY TRIAL. PLEDGOR AND LENDER (BY LENDER’S ACCEPTANCE OF THIS PLEDGE AGREEMENT) HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN ANY ACTION, LITIGATION OR PROCEEDING ARISING UNDER OR RELATED IN ANY WAY TO THIS AGREEMENT.

19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

LORAL SPACE & COMMUNICATIONS

INC.

By: /s/ Richard J. Townsend

Name: Richard J. Townsend Title: Executive Vice President and Chief Financial Officer Name:

Richard J. Townsend
Title: Executive Vice President
and Chief Financial Officer